UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Tamir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

0-11088

(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5825 Oberlin Drive, San Diego, CA 92121

(Address of principal executive offices, with zip code)

(732) 823-1003

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 22, 2013, an Administrative Law Judge issued an Initial Decision revoking the registration of the common stock of Tamir Biotechnology, Inc. (the “Company”) under Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company had previously been delinquent in filing periodic reports with the Securities and Exchange Commission (the “Commission”). The Initial Decision will become final upon entry by the Commission of an order of finality, which is expected to occur approximately 21 days following the issuance of the Initial Order. Upon entry of the order of finality by the Commission, broker-dealers will be prohibited from executing trades in the Company’s common stock, and as a result, public trading of the Company’s common stock will cease.

The Company is currently considering its options and may seek to re-register its common stock under Section 12 of the Exchange Act after the Initial Decision becomes final by filing a Form 10 with the Commission. However, there is no assurance that the Company will resume being a publicly traded company under the Exchange Act. Accordingly, once the Initial Order becomes final, and until such time, if ever, as the Company effects such re-registration, the disclosure requirements under the Exchange Act, including the filing of periodic reports and proxy statements, will not be applicable to the Company.

In May 2013, the Company concluded a confirmatory study regarding the purity and enzymatic activity of ONCONASE® (ranpirnase). The study confirmed that as shown in the proof-of-concept skin penetration studies performed by the Company in 2012, ONCONASE® is indeed capable of being delivered transdermally and that ONCONASE® remained active following such delivery throughout the length of the evaluation across the full range of ranpirnase concentrations tested. The Company believes that the purity and activity profiles of ONCONASE® appear to be acceptable to permit further non-clinical studies.

As previously reported, the Company is a party to a Memorandum of Understanding (“MOU”), with US Pharmacia International, Inc. (together with Unilab and its affiliates, “USPI”), under which USPI is to be granted exclusive marketing, sales, and distribution rights for ONCONASE® for the treatment of Human Papillioma Virus (HPV) in Europe in consideration of $1 million (the “License Fee”) to be paid by USPI to the Company as milestones are achieved. An initial payment of $405,000 towards the License Fee was made by USPI to the Company in December, 2011, and an additional payment in the amount of $95,000 was made to the Company in 2012 following the results of the 2012 proof-of-concept study. USPI and the Company have agreed that the results of the confirmatory study described above entitle the Company to an additional $100,000 milestone payment, which amount was paid by USPI to the Company in June 2013, bringing the total payments made to the Company under the MOU to $600,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMIR BIOTECHNOLOGY, INC.

Date: June 11, 2013

By: /s/ Joanne Barsa

Name: Joanne Barsa

Title: Chief Financial Officer and Secretary